Consolidated Financial Statements

                              Ira A. Watson Co.

                       Years ended January 3, 1998, and
                              December 28, 1996
                     with Report of Independent Auditors

Contents


Audited Consolidated Financial Statements

Report of Independent Auditors	1
Consolidated Balance Sheets	2
Consolidated Statements of Operations 	4
Consolidated Statements of Shareholders' Equity	6
Consolidated Statements of Cash Flows	7
Notes to Consolidated Financial Statements	9

Report of Independent Auditors


Board of Directors
Ira A. Watson Co.


We have audited the accompanying consolidated balance sheets of Ira A. Watson Co. and subsidiary, as of January 3, 1998, and December 28, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ira A. Watson Co. and subsidiary, at January 3, 1998, and December 28, 1996, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 16 to the consolidated financial statements, the Company's recurring losses from operations have created a cash flow problem which raises substantial doubt about its ability to continue as a going concern. Management's plans and actions regarding this matter are also described in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


---------------------------
Coulter & Justus, P.C.
---------------------------


March 6, 1998,
   except for Note 4, as to which the date is April 2, 1998, and Note 7, as to which the date is May 12, 1998

                            Ira A. Watson Co.

                       Consolidated Balance Sheets

                                            January 3       December 28
                                              1998              1996
                                            ---------       -----------
Assets
Current assets:
 Cash and cash equivalents                  $2,121,837       $1,957,622
 Short-term investment                         417,107          408,026
 Merchandise inventories                    14,532,610       15,255,590
 Refundable income taxes                        10,309          195,944
 Deferred income taxes                         481,886          357,879
 Current portion of deferred costs              93,103           98,531
 Prepaid expenses and other current assets   1,234,091        1,595,020
                                           -----------       ----------
Total current assets                        18,890,943       19,868,612

Other assets:
 Note receivable from retirement plan          106,461           98,316
 Deferred costs, less current portion           67,614          161,032
 Other                                          25,066           21,617
                                           -----------       ----------
Total other assets                             199,141          280,965

Property, plant and equipment
 Land                                          174,327          287,903
 Buildings and leasehold improvements        7,738,902        7,930,269
 Fixtures and equipment                     16,481,233       16,418,981
                                          ------------       ----------
                                            24,394,462       24,637,153
Less allowances for depreciation
 and amortization                          (18,292,631)     (17,449,971)
                                          -------------     -----------
                                             6,101,831        7,187,182
Assets under capital leases, less
accumulated amortization of $595,420
in 1997 and $498,774 in 1996                   185,237          281,883
                                          ------------      -----------
Net property, plant and equipment            6,287,068        7,469,065
                                          ------------      -----------
Total assets                               $25,377,152      $27,618,642



[C]                                            [C]            [C]
                                            January 3       December 28
                                              1998             1996
                                          ------------     ------------
Liabilities and shareholders' equity
Current liabilities:
 Trade accounts payable                    $	4,181,675       $1,876,295
 Accrued compensation                          578,800          448,143
 Withholding, payroll, sales and
   other taxes                               1,057,370        1,280,032
 Other accrued liabilities                   2,416,122        2,221,777
 Current portion of deferred rent credits       68,857          118,857
 Current portion of capital lease obligations  140,163          130,677
 Current portion of long-term debt             731,056          425,142
 Current portion of liabilities under the
  Plan of Reorganization                     2,407,642        2,176,551
                                          ------------      -----------
Total current liabilities                   11,581,685        8,677,474

Other liabilities:
 Deferred income taxes                         481,886          357,879
 Deferred rent credits, less current portion   662,237          731,094
 Capital lease obligations, less
   current portion                                   -          140,077
 Long-term debt, less current portion       10,302,532       10,848,058
 Liabilities under the Plan of
  Reorganization, less current portion               -        1,206,745
                                          ------------      -----------
Total other liabilities                     11,446,655       13,283,853
                                          ------------      -----------
Total liabilities                           23,028,340       21,961,327



Shareholders' equity:
 Capital stock                               2,323,885        2,323,885
 Paid-in capital                             1,275,131        1,275,131
 Retained earnings (accumulated deficit)      (330,940)       2,970,543
                                          ------------      -----------
                                             3,268,076        6,569,559
 Less cost of 30,013 shares of common
   treasury stock                             (793,244)        (793,244)
 Less cost of 2,000 shares of preferred
   treasury stock                             (126,020)        (119,000)
Total shareholders' equity                   2,348,812        5,657,315
                                          ------------      -----------
Total liabilities and
  shareholders' equity                     $25,377,152      $27,618,642


See accompanying Notes to Consolidated Financial Statements.


                              Ira A. Watson Co.

                   Consolidated Statements of Operations


                                           Year ended
                             January 3, 1998         December 28, 1996
                             ---------------         -----------------

Net sales                      $80,440,742              $84,995,230
Cost of goods sold              54,328,227               56,173,879
                             -------------            -------------
Gross profit                    26,112,515               28,821,351

Costs and expenses:
 Operating, general and
   administrative expenses      20,892,433               20,574,836
 Provision for depreciation
   and amortization                388,925                  360,588
                             -------------            -------------
 Store operating profit          4,831,157                7,885,927

Corporate(income)expenses:
 Corporate operating, general
   and administrative expenses  7,228,946                 7,549,796
 Corporate provision for
   depreciation and
   amortization                   824,600                   986,101
 Interest income                  (52,647)                  (45,525)
 Interest expense               1,465,018                 1,339,789
                             ------------             -------------
Net corporate expenses          9,465,917                 9,830,161
                             ------------             -------------
Operating loss                 (4,634,760)               (1,944,234)

Interest on liabilities under
 the Plan of  Reorganization     (194,380)                 (282,895)
Gain on sales of property,
 plant and equipment            1,588,833                     3,550
Loss on store closing             (51,150)                  (45,335)
                             -------------            -------------
Loss before income taxes       (3,291,457)               (2,268,914)
Income tax (benefit)
 Current                           10,026                  (119,049)
 Deferred                               -                  (144,728)
                             -------------            -------------
Net income tax expense
 (benefit)                         10,026                  (263,777)
                             ------------             -------------
Net loss                      $(3,301,483)             	$(2,005,137)
                             ============             =============
Net loss per Common Share         $(10.14)                   $(6.16)
                             ============             =============



See accompanying Notes to Consolidated Financial Statements.

                                Ira A. Watson Co.

                     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                   Common    Preferred
                                Capital     Paid-In    Retained   Treasury   Treasury
                                 Stock      Capital    Earnings     Stock      Stock         Total
                             -----------------------------------------------------------------------
Balance at December 31, 1995  $2,323,885   $1,275,131  $4,975,680 $(793,244) $(83,300)   $7,698,152
 Purchase of preferred
   treasury stock                      -            -           -         -   (35,700)      (35,700)
 Net Loss                              -            -  (2,005,137)        -         -    (2,005,137)
                             -----------------------------------------------------------------------
Balance at December 28, 1996   2,323,885    1,275,131   2,970,543  (793,244) (119,000)    5,657,315
 Purchase of preferred
   treasury stock                      -            -           -         -    (7,020)       (7,020)
 Net Loss                              -            -  (3,301,483)        -         -    (3,301,483)
                             -----------------------------------------------------------------------
Balance at January 3, 1998    $2,323,885    1,275,131  $ (330,940)$(793,244)$(126,020)   $2,348,812
                             =======================================================================

See accompanying Notes to Consolidated Financial Statements

                                        Ira A. Watson Co.

                             Consolidated Statements of Cash Flows

                                          Year ended
                                   January 3           December 28
                                      1998                 1996
                               --------------        ---------------
Operating activities
 Receipts from customers         $81,807,853            $85,693,731
 Payments to suppliers           (52,221,096)           (55,439,866)
 Operating, general and
   administrative expenses       (27,756,125)           (28,690,406)
 Interest paid                    (1,593,669)            (1,263,265)
 Interest received                    53,582                 44,653
 Net income taxes refunded (paid)    175,609                (34,272)
                                 ------------           -------------
 Net cash provided by operating
   activities                        466,154                310,575

Investing activities
 Purchase of short-term investment    (9,081)                (6,355)
 Proceeds from sales of property,
  plant and equipment              1,845,076                 24,050
 Purchases of property, plant and
  equipment                         (188,925)              (577,112)
                                 ------------           -------------
Net cash provided by (used in)
 investing activities              1,647,070               (559,417)

Financing activities
 Purchase of preferred treasury stock (7,020)               (35,700)
 Proceeds from long-term borrowings        -                 10,777
 Net change in revolving credit
  balance                          1,465,548              1,497,263
 Principal payments on long-term
  borrowings                      (1,705,160)              (476,518)
 Principal payments on capital
  lease obligation                  (130,591)              (110,970)
 Advances from landlords                   -                207,455
 Repayment of advances from
  landlords                         (118,857)               (97,458)
 Payments on liabilities under
  the Plan of Reorganization      (1,452,929)                     -
                                 ------------            -----------
Net cash provided by (used in)
 financing activities             (1,949,009)               994,849

Increase in cash and cash
  equivalents                        164,215                746,027
Cash and cash equivalents at
 beginning of year                 1,957,622              1,211,615
                                 -----------             -----------
Cash and cash equivalents
 at end of year                  	$2,121,837            	$1,957,622

                                         Ira A. Watson Co.

Reconciliation of Net Loss to Net Cash Provided by Operating Activities

                                            Year ended
                                       January 3              December 28
                                         1998                    1996
                                     ------------            -------------
Net loss                             $(3,301,483)             $(2,005,137)
Adjustments to reconcile net loss
 to net cash provided by operating
 activities:
   Interest on liabilities under the
     Plan of Reorganization              194,380                  282,895
   Depreciation and amortization       1,213,525                1,346,689
   Gains on sales of property and
     equipment                        (1,588,833)                  (3,550)
   Provision for deferred income
     taxes (benefit)                           -                 (144,728)
   Provision for bad debts               162,254                   43,265
   Changes in operating assets and
     liabilities:
       Merchandise inventories           722,980                1,131,317
       Refundable income taxes           185,635                 (153,321)
       Other assets                      187,081                 (525,534)
       Accounts payable                2,305,380                  397,514
       Accrued compensation              130,657                 (117,561)
       Other liabilities                 254,578                   58,726
                                     -----------               -----------
Net cash provided by operating
 activities                            $	466,154               	$	310,575

See accompanying Notes to Consolidated Financial Statements.

Ira A. Watson Co.

Notes to Consolidated Financial Statements

January 3, 1998

1.  Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Ira
A. Watson Co. ("the Company") and its wholly-owned subsidiary,
Appalachian Distributing Corporation ("Appalachian"). All significant intercompany accounts and transactions have been eliminated in consolidation.

Year-end

The Company's fiscal year ends on the Saturday closest to December 31 and consisted of 53 weeks for the year ended January
3, 1998 ("1997") and 52 weeks for the year ended December 28, 1996 ("1996").

Description of Business

The Company has retail operations conducted in twenty-six stores across the southeastern United States. The majority of these stores are located in county seat communities which do not have major department stores. The Company's main office facility and distribution center are located in Knoxville, Tennessee. The Company focuses on first-line brand merchandise, although salvage merchandise is also sold in selected locations.

Appalachian's principal business activities are real estate and equipment investments which are leased primarily to the Company.

Merchandise Inventories

Merchandise inventories and related cost of sales are accounted for by the retail inventory method using the first-in, first-out
(FIFO) basis.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost. The provision for depreciation of buildings and equipment is based on the estimated useful lives of the related assets, and leasehold improvements are being amortized over the shorter of the lease periods or the useful lives of the improvements. Depreciation and amortization are computed principally by the straight-line method.

Investment Tax Credits

Investment tax credits are accounted for by the flow-through method.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Ira A. Watson Co.

Notes to Consolidated Financial Statements (continued)



1.  Accounting Policies (continued)

Earnings Per Common Share

Earnings per common share are computed based on the weighted average number of shares of common stock outstanding during the year, after giving effect to dividends on preferred stock (no dividends were paid on preferred stock in 1997 or 1996). In 1997 and 1996, the weighted average number of shares used to compute earnings per share was 325,504.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Reclassifications

Certain amounts in the prior year have been reclassified to conform with 1997 classifications.

2.  Chapter 11 Reorganization

On February 18, 1992, the Company filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Tennessee (the "Bankruptcy Court"). The filing did not include the Company's wholly-owned subsidiary, Appalachian.

As Debtor-in-Possession, the Company continued to operate its business and manage its properties. The Company formulated a business plan for future operations. This plan formed the basis for the Company's proposed plan of reorganization that was intended to enable the Company to satisfy its pre-petition obligations and emerge from Chapter 11. This proposed plan of reorganization developed into the Third Amended Plan of Reorganization dated November 5, 1993 (as implemented and approved by the Confirmation Order, the "Plan of Reorganization"). On November 10, 1993, the Bankruptcy Court entered an order confirming the Plan of Reorganization.

The Plan of Reorganization provided that holders of claims in Class 1 (Norwest Bank Minnesota, N.A., and any other lender which provided Debtor-in-Possession financing on a super priority basis), Class 2 (Administrative Claims), Class 3 (Tax Priority Claims), Class 8 (Executory Contract Claims), Class 9 (IAW Stock Bonus and PAYSOP Retirement Plan) and Class 13 (Northwestern Mutual Life) receive cash payments in an amount equal to the allowed claims of such holders and the holder of the claim in Class 4 (Fidelity Mutual Life Insurance Company) be repaid as outlined in Note 6. The Plan of Reorganization provided that holders of claims in Class 5 (unsecured creditors with allowed claims less than $7,500) could elect payment of 60% of their respective claims upon confirmation or become a member of Class 6 and be treated accordingly. The Plan of Reorganization provided that holders of claims in Class 6 (unsecured creditors with allowed claims of $7,500 or more) and certain holders of claims in Class 6A (Bank Group Term Loan) receive annual installments through December 1998 in amounts equal to the allowed claims of such holders and remaining holders of claims in Class 6A be repaid as outlined in Note 6. The Plan of Reorganization provided that holders of claims in Class 7 (accrued vacation) be paid in annual installments through December 1998 if a former employee and revested if a current employee. Holders of claims in Class 10 (First Preferred Shareholders) and Class 11 (Adjustable Rate Cumulative Preferred Series A Shareholders) will retain their preferred stock and cumulative dividends will continue to accrue, although no dividends will be paid until all Classes other than Classes 4 and 6A have been paid in full. Holders of claims in Class 12 (Common Shareholders) will retain their common stock and no dividends will be paid until all Classes other than Classes 4, 6A, 10 and 11 have been paid-in-full.

In accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position 90-7 (AICPA SOP 90-7), "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," the Company did not adopt fresh-start reporting upon consummation of the Plan of Reorganization. The Company did not qualify for fresh-start reporting because holders of voting shares were the same before and after confirmation of the Plan of Reorganization.

3.  Chapter 11 Final Decree

On September 13, 1995, the Bankruptcy Court entered an order of final decree that the Company's bankruptcy case was closed.

4.  Reorganization Items

As discussed in Note 2, certain members of Classes 6 and 7 will be repaid in future installments equal to their respective allowed claims. The Plan of Reorganization did not provide for interest to be paid on these claims. However, AICPA SOP 90-7 requires that liabilities compromised by confirmed plans be stated at the present value of amounts to be paid, determined at appropriate current interest rates. Accordingly, the Company recorded the present value of the future installments using an interest rate of 8.25% as a liability in the Consolidated Balance Sheet and recognized a gain on debt settlement. This gain will be offset by the recognition of interest expense in prior and future years (see below).

A summary of liabilities payable under the Plan of Reorganization is as follows:


                                        January 3      December 28
                                           1998            1996

Class 6 - due in annual installments
 of $1,318,523 through December 1998   $2,402,493        $3,368,996
Class 7 - due in annual installments
 of $5,574 through December 1998            5,149            14,300
                                       -----------       -----------
                                        2,407,642         3,383,296
Less current portion                    2,407,642         2,176,551
                                       -----------       -----------
Long-term portion                          $  	 -        $1,206,745

The 1996 payment was made subsequent to year-end on December 31, 1996. The Company did not make the December 31, 1997, payment to Class 6 creditors. On April 2, 1998, the Company received approval from the Creditors Committee to defer the December 31, 1997, payment to Class 6 creditors until June 30, 1998.

The Company is required to make accelerated distributions to Classes 6 and 6A in an amount equal to excess cash flow as defined by the Plan of Reorganization. No accelerated distributions were required for 1997 or 1996.

5.  Capital Stock

Capital stock includes the following as of January 3, 1998, and December 28, 1996:

First Preferred Stock, par value $100 per
share, 7% cumulative, redeemable at $103
per share:
 Authorized--1,000 shares
 Issued and outstanding--463 shares                   $	46,300
Adjustable Rate Cumulative Preferred Stock
 Series A, par value $100 per share,
 dividend rate variable from 6%-12%,
 redeemable at the rate of one share for
 five shares of Common Stock:
  Authorized--5,000 shares
  Issued and outstanding--5,000 shares,
   including shares held in treasury                  500,000
Common Stock, no par, stated value--$5 per
 share:
  Authorized--500,000 shares
  Issued and outstanding--355,517 shares,
   including shares held in treasury                1,777,585
                                                   -----------
                                                   $2,323,885
                                                   ===========

During 1996, Appalachian purchased 600 shares of Adjustable Rate Cumulative Preferred Stock Series A from the Ira A. Watson Co. Employee Stock Ownership (ESOP) and PAYSOP Retirement Plan ("ESOP Plan"), respectively. The sales price was determined to be $35,700 based on an independent appraisal of the stock as of December 31, 1994. During 1997, an additional $7,020 was paid by Appalachian based on an updated appraisal as of December 30, 1995. As of January 3, 1998, Appalachian has purchased a total of 2,000 shares of this stock for $126,020.

Dividends on the shares of First Preferred and Series A Adjustable Rate Cumulative Preferred stock are cumulative and must be paid in the event of liquidation and before any distribution to holders of Common Stock. The Company has not made any dividend payments on its preferred or common stock since 1991, and the ability to pay dividends in the future is limited by the provisions of the Company's Plan of Reorganization (Note
2) and debt agreements (Note 6). Cumulative dividends on preferred shares that have not been declared or paid since 1991 are approximately: First Preferred - $16,205 ($35 per share) and Series A Adjustable Rate Cumulative Preferred - $133,800 ($30 per share).

The First Preferred and Series A Adjustable Rate Cumulative Preferred Shareholders have liquidation preferences of $103 and $100 per share, respectively. First Preferred Shareholders shall be entitled to full payments before any payments are made to Series A Adjustable Rate Cumulative Preferred Shareholders. If net assets are not sufficient for full payment of these liquidation preferences, the net assets shall be distributed ratably to the Preferred Shareholders. If following the liquidation preference distributions there are assets of the Company remaining to be distributed, these assets would be distributed ratably to the Common Shareholders. The First Preferred shareholders are not entitled to any voting power, except that these shareholders will be entitled to vote as a separate class to elect one director in the event of two consecutive defaults in the payment of quarterly dividends and may elect a majority of the directors in the event of eight consecutive defaults in the payment of quarterly dividends. Any such privilege shall be retained, when once acquired, until all accumulated dividends are paid. Except as any provision of the law may otherwise require, the Series A Adjustable Rate Cumulative Preferred Shareholders are not entitled to any voting power.

The First Preferred Stock and Adjustable Rate Cumulative
Preferred Stock Series A are subject to redemption at any time at the determination of the Board of Directors.

The Company's authorized capital also includes 5,000 shares of Adjustable Rate Cumulative Preferred Stock Series B and 50,000 shares of Junior Cumulative Preferred Stock, each having a par value of $100 per share. No shares of these stocks have been issued. The Adjustable Rate Cumulative Preferred Stock Series B may be converted into Common Stock at the rate of four shares of Common for each share of Preferred. With respect to dividends, the holders of outstanding Adjustable Rate Cumulative Preferred Stock Series B shall be entitled to receive quarterly dividends at a variable rate ranging from 6% to 12%. Dividends on the Junior Cumulative Preferred Stock will be determined by the Board of Directors.

All common stock shares held by the ESOP Plan are treated as outstanding in computing the Company's earnings per share.

6.  Leases

The Company leases land and buildings for use as retail department stores and certain data processing and other equipment. The land and buildings are leased under long-term noncancelable operating leases expiring at various dates through 2010 and include contingent rentals based on sales in excess of stipulated amounts. Several of the building leases have renewal options for additional periods of up to thirty years. Data processing equipment is leased under noncancelable operating leases expiring in 1999 and a capital lease agreement expiring in 1998. The operating leases include an option to purchase at the end of the lease term for fair market value.

Future minimum payments, by year and in the aggregate, under the capital lease and noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at January 3, 1998:


                                    Capital         Operating
                                     Lease            Leases
                                  -----------      -----------
1998                               $151,866       	$	3,442,704
1999                                      -          3,309,540
2000                                      -          3,027,616
2001                                      -          2,922,984
2002                                      -          2,824,336
Thereafter                                -         12,348,158
                                  ----------        ----------
Total minimum lease payments        151,866         27,875,338
Sublease income to be received            -           (263,612)
                                  ----------        ----------
                                    151,866        $27,611,726
Amounts representing interest       (11,703)
                                  ---------
Present value of future minimum
  lease payments                   $140,163


Amortization of assets under capital lease agreements is included with depreciation expense in the financial statements. Rental expense for all operating leases consisted of:

                                            Year ended
                                    January 3          December 28
                                      1998                 1996
                                    ---------          -----------
Minimum rentals                    $3,843,798          $3,666,466
Contingent rentals based on sales      90,999              98,598
                                   ----------          ----------
                                   $3,934,797          $3,765,064

Certain landlords have advanced money to the Company when the related lease was signed to assist with items such as fixtures and other expenditures related to store openings. These advances are to be repaid over the term of the lease through lease payments. Advances of this nature totaled $207,455 in 1996. These deferred rent credits are summarized as follows:


                                   January 3            December 28
                                     1998                   1996

Portion classified as current
  liability                        $	68,857               $118,857
Portion classified as long-term
  liability                         662,237                731,094
                                  ---------              ---------
                                   $731,094               $849,951


7.  Notes Payable and Long-term Debt

Long-term debt is summarized as
follows:

                                      January 3         December 28
                                        1998               1996

Ira A. Watson Co. (Parent Company)

8.25% note payable to insurance
 company, due in monthly installments
 of $46,750, including interest,
 through October 2003, when the
 unpaid balance will be due, as
 specified in the Plan of
 Reorganization (Class 4)             $	4,634,336       	$	5,988,799
Unsecured notes payable to banks, due
 in annual installments of $121,165,
 plus interest at 6%, through 2001,
 as specified in the Plan of
 Reorganization (Class 6A)                424,078            666,409
Revolving loan and security agreement
 with financial institution (see
 below)                                 5,937,544          4,471,996
Other                                      21,473             23,195
                                     ------------        -----------
Total Ira A. Watson Co.
 (Parent Company) long-term debt       11,017,431         11,150,399
Less portion classified as current
  liability                               717,184            319,432
                                     ------------        -----------
Long-term portion                     $10,300,247        $10,830,967

The insurance company loan agreement requires the Company to, among other things: (a) meet certain working capital requirements, (b) limit additional indebtedness and (c) limit the payment of dividends on Common Stock and certain other payments. The agreement is collateralized by property and equipment with a cost of $5,424,004. During 1997, the Company sold a portion of the property, plant and equipment collateralizing the agreement resulting in net proceeds of approximately $1,700,000. These proceeds were used principally to reduce debt outstanding under the agreement. Also, $408,561 of the proceeds was placed in escrow to cover income taxes and other items associated with the transaction; this amount is included in cash and cash equivalents in the January 3, 1998, Consolidated Balance Sheet. As no taxes or other items will be paid for 1997 due to the Company's net operating loss position (see Note 9), the amount will be used to reduce debt outstanding under the agreement in 1998; accordingly, this amount has been included in the current portion of long-term debt.

The Company borrows operating funds under a revolving loan and security agreement with a financial institution which was amended March 30, 1998. The agreement now allows maximum credit, including amounts available for the issuance of documentary overseas letters of credit, equal to the lesser of $12,000,000 or 60% of the Company's eligible merchandise inventories. This agreement expires in December 1999, with provisions for renewal. Interest is payable monthly on any used portion at prime plus 2%. This agreement also has annual facility fees of 0.5% of the average monthly unused portion of the maximum credit and is collateralized by a first priority security interest in all of the Company's personal property, including merchandise inventories, accounts receivable, cash and cash equivalents, all other rights to payment, certain fixtures and equipment and general intangibles. This agreement requires the Company to, among other things, maintain a minimum adjusted tangible net worth and not pay any dividends. The Company failed to meet this minimum adjusted tangible net worth covenant for the quarter ended April 4, 1998. However, the Company obtained a waiver dated May 12, 1998 so that the loan is not in default.

The Company has obtained two standby irrevocable letters of credit from two financial institutions providing for aggregate credit limits of $400,000 and $200,000, respectively, for sight drafts on overseas purchases presented by company suppliers. The $400,000 letter of credit expires in March 1998 and is collateralized by a $400,000 United States Treasury Bill maturing in March 1998. This Treasury Bill has a carrying value of $417,107 and is classified as a short-term investment in the Consolidated Balance Sheet. The $200,000 letter of credit expires in December 1998. Subsequent to year-end, the expiration date of the $400,000 letter of credit and maturity of the Treasury Bill were extended to March 1999.


                                        January 3      December 28
                                           1998            1996
                                       -----------     ------------
Appalachian Distributing Corporation
 Notes payable to various banks, due
 in monthly installments totaling
 $1,722 including interest, with
 the unpaid balances due on various
 dates (from August 1998 to April
 1999), with interest at varying
 rates (from 8.25% to 8.9% at
 January 3, 1998), collateralized
 by the assignment of leases with
 Ira A. Watson Co. and property and
 equipment with a cost of $63,962       $	16,157         $  114,377
 Notes payable repaid in 1997                  -              8,424
                                      -----------       -----------
Total Appalachian Distributing
 Corporation long-term debt               16,157            122,801
Less portion classified as current
 liability                                13,872            105,710
                                       ----------       -----------
Long-term portion                       	$	2,285          	$	17,091

Summary of long-term debt:
Total long-term debt of Ira A. Watson
 Co. and subsidiary                    $11,033,588      $11,273,200
Less portion classified as current
 liability                                 731,056          425,142
                                       -----------      -----------
Long-term portion                      $10,302,532      $10,848,058

Scheduled maturities of long-term debt for the next five years as of January 3, 1998, are as follows:

                                            Appalachian
                                 Ira A.    Distributing
                               Watson Co.   Corporation      Total
                             ----------------------------------------
1998                         	$	717,184       $13,872    	$	731,056
1999                          6,156,119         2,285     6,158,404
2000                            214,259             -       214,259
2001                            161,660             -       161,660
2002                            109,829             -       109,829
Thereafter                    3,658,380             -     3,658,380
                            ------------------------------------------
                            $11,017,431       $16,157   $11,033,588

8. Income Taxes

For tax purposes at January 3, 1998, the Company has net operating loss, general business credit and alternative minimum tax credit carryovers. These carryovers expire as follows:

                       Net Operating Loss Carryover  General      Alternative
                                     Alternative     Business        Minimum
Year         Year of     Regular      Minimum         Credit       Tax Credit
Generated   Expiration    Tax          Tax          Carryover       Carryover
-----------------------------------------------------------------------------
1983           1998      	$	-         $ -          	$	16,636            $	-
1984           1999         -           -            102,653              -
1985           2000         -           -             92,611              -
1987           n/a          -           -                  -         15,276
1988           n/a          -           -                  -         86,474
1989           n/a          -           -                  -         13,749
1993           n/a          -           -                  -         20,486
1994           n/a          -           -                  -         28,324
1996           2011  1,503,389   1,033,927                 -              -
1997           2012  2,804,120   2,804,120                 -              -
                     ---------   ---------         ---------       ---------
                    $4,307,509  $3,838,047          $211,900       $164,309

For financial statement purposes, a valuation allowance of $1,924,140 has been recognized to offset a portion of the deferred tax assets related to these carryovers. The valuation allowance was increased $1,183,247 in 1997 and $534,681 in 1996.
Carryovers of $78,457 were used to reduce deferred income tax liabilities in 1996.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                         January 3    December 28
                                           1998          1996
                                        -----------  -------------
Deferred tax liabilities:
 Tax over book depreciation              $	380,592    	$	535,440
 Gains on debt settlements                  38,355       111,272
 Prepaid expenses deducted for tax
  purposes                                 209,170       212,787
 Other                                      80,472       104,757
                                        ----------     ---------
Total deferred tax liabilities             708,589       964,256
Deferred tax assets:
 Capitalized inventory costs               343,158       357,306
 Vacation accruals                          82,984       106,550
 Health claims accruals                    106,288        96,798
 Tax credit carryovers                   2,011,339     1,079,335
 Other                                      88,960        65,160
                                        ----------     ---------
 Total deferred tax assets               2,632,729     1,705,149
 Valuation allowance for deferred tax
   assets                               (1,924,140)     (740,893)
Net deferred tax assets                    708,589       964,256
Net deferred taxes                             $	-           $	-


Significant components of the provision for income tax expense
(benefit) are as follows:

                                        1997              1996
                                      ---------         --------
Current:
 Federal                              $      	-        $(140,359)
 State                                   10,026           21,310
                                     -----------      ----------
Total current                            10,026         (119,049)
Deferred:
 Federal                                      -         (137,815)
 State                                        -           (6,913)
                                      ---------        ----------
Total deferred                                -         (144,728)
Net income tax expense (benefit)      $  10,026        $(263,777)
                                      ==========      ============

The net income tax benefit is less than the amount that would result from applying U. S. statutory rates to loss before income taxes due mainly to reserves being established for tax carryovers being generated.

9.  Benefit Plans

The Company has a noncontributory employee stock bonus (ESOP) and PAYSOP retirement plan which covers substantially all permanent employees. In each plan year during which there are sufficient profits, the Company contributes an amount equal to 1% of eligible participants' compensation. Additional amounts may be contributed at the option of the Company. The Company has not made contributions to this plan for 1997 or 1996. The Company has a $83,711 note receivable from this plan at January 3, 1998, under which interest at prime plus 1% (10.25% at January 3, 1998), is payable annually and the outstanding principal is due in December 1999. Interest accrued since 1995 totaling $22,750
(including $8,144 in 1997 and $7,227 in 1996) is included in the note receivable on the Consolidated Balance Sheet.

The Company also has a profit sharing plan established pursuant to Section 401(k) of the Internal Revenue Code which also covers substantially all permanent employees. Under the terms of this plan, Company contributions are at the discretion of management.
Company contributions totaled $18,170 in 1997 and $23,799 in 1996.

The Company has a self-funded plan for employee accident and health insurance. A liability has been established for those claims incurred but not paid prior to year-end. The Company's risk is $75,000 per covered employee up to an annual maximum of $1,559,034. An insurance company has insured $2,000,000 of claims exceeding $1,559,034 with a maximum of $500,000 per employee, with the Company at risk on all claims exceeding the $2,000,000 insured amount. Expense of this Plan was $933,064 in 1996 and $770,403 in 1996.



10.  Cash and Cash Equivalents

As of January 3, 1998, the Company has cash and cash equivalents on deposit with financial institutions and cash funds as follows:


                               Carrying    Financial  Institution
                                Amount            Balance
                              ----------  ------------------------
Insured (FDIC)               	$	925,316         	$	794,353
Uninsured                       984,966          1,839,104
Cash funds                      211,555                  -
                              ----------       ------------
                             $2,121,837         $2,633,457

The financial institution balance exceeds the carrying amount due primarily to checks which have been recorded by the Company but have not been processed by the financial institution.

11.  Incentive Stock Option Plan

The Company has an incentive stock option plan under which options may be granted to certain key employees to purchase shares of the Company's common stock. Under the terms of the Plan, 30,000 shares of stock are reserved for issuance. No options have been granted as of January 3, 1998.

12. Deferred Costs

Deferred costs consist principally of costs associated with obtaining loan agreements. These costs are being amortized over the term of the related debt agreement using the straight-line method. The unamortized portion of these costs is summarized as follows:


                                     January 3   December 28
                                        1998         1996
                                     ----------  ------------
Total deferred costs                  $649,298    $693,025
Less accumulated amortization          488,581     433,462
                                     ---------    --------
Net deferred costs                     160,717     259,563
Less current portion                    93,103      98,531
                                     ---------    --------
Long-term portion                    	$	67,614    $161,032

13.  Advertising Costs

Advertising costs are expensed as incurred and range from 4% to 5% of purchases at retail.


14.  Private Label Credit Card

During 1996, the Company entered into a credit card program and security agreement with a financial institution that provided for the issuance of a private label credit card. The agreement provides for the Company to sell the related charge card receivable with full recourse to the financial institution at a defined discount rate over the term of the agreement (1.25% and 1.4% during the 1997 and 1996, respectively). The Company bears the loss on all charge card receivables deemed uncollectible and established a reserve for these accounts of $105,000 (uncollected balance of approximately $1,980,000) as of January 3, 1998, and $43,265 (uncollected balance of approximately $1,700,000) as of December 28, 1996. The Company does not require collateral from these customers. Costs associated with the establishment and maintenance of the credit card program are expensed as incurred.

15.  Loss on Store Closings

The Company closed two stores in 1997. Costs associated with the closings of $51,150 were recognized in 1997, including results of operations from October 7, 1997, until the date the stores were actually closed (net sales of $1,375,444).

The Company closed one store in 1996. Costs associated with the closing of $45,335 were recognized during 1996, including results of operations from March 7, 1996, until the date the store was actually closed (net sales of $666,426).

16.  Continuing Operations

Operating losses in 1997, 1996 and 1995 caused by declining net sales and margins have caused the Company to experience cash flow problems. The ability of the Company to continue as a going concern is dependent on management's ability to restore profitable operations and maintain adequate financing until cash flow from operations is sufficient.

Management has implemented revised merchandising and marketing strategies to enhance the Company's operations. In addition to the stores closed in 1997, the Company has closed an additional store in 1998 and is considering additional closings. The stores being closed have consistently had operating losses. Also, organizational downsizing and other cost reductions implemented after January 3, 1998, are expected to help restore profitable operations. Finally, subsequent to January 3, 1998, the Company has been able to obtain revisions and/or waivers of financial covenants in its revolving loan and security agreements in order for the loans to continue to be not in default.

In addition to the above actions, management has made contingency plans which they do not expect to utilize unless the benefits of the above strategies are not realized as expected. In order to ensure that cash flow needs are met, discussions with viable sources of equity financing, the Company's banks and potential new sources of debt financing are being actively conducted by management.

Management is confident the above actions will enable the Company to resume profitable operations and continue as a going concern.


17.  Contingency

During 1997, the Company received a $367,500 claim against the Company for future wages by an employee asserting a breach of an employment contract. Management believes, according to the terms of the employee's contract, there is little merit to the claim and intends to vigorously defend their position. No amounts have been recorded by the Company as the amount of loss, if any, is not presently determinable.





